Exhibit 10.1

AMENDMENT NO. 1 TO SECOND AMENDMENT AND RESTATED

ARTICLES OF INCORPORATION OF

SELECTIS HEALTH, INC.

(formerly Global Healthcare REIT, Inc.)

Pursuant to the Utah Business Corporation Act, (the “Act”) the undersigned being the President and Secretary of Selectis Health, Inc., formerly Global Healthcare REIT, Inc. (the “Company” or the “Corporation”) hereby affirm that the following Amendment No. 1 to Second Amendment and Restated Articles of Incorporation correctly set forth the provisions of the Amendment No. 1 to Articles of Incorporation of the Company, as amended, as said Amendment has been approved by the unanimous written consent of the Board of Directors pursuant to Section 16-10a-821 of the Act and a majority of the shareholders of the Company at the Annual Meeting of Shareholders held on May 24, 2021, that the number of shares which approved the Amendment No. 1 the Second Amendment and Restated Articles of Incorporation was sufficient for such approval, and that the following correctly sets for the provisions of such Amendment.

The Second Amended and Restated Articles of Incorporation of the Corporation are hereby amended by inserting the following new Article XII:

ARTICLE XII

REVERSE STOCK SPLIT

1. At the effective time of this Amendment, the Corporation shall effect a reverse split of its issued and outstanding shares of Common Stock and Preferred Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a one-for-ten (1-for-10) basis, and stockholders shall receive one share of the Corporation’s post-split Common Stock or Preferred Stock, as the case may be, for every ten (10) shares of Common Stock or Preferred Stock, $.05 par value, held by the stockholder on the effective date of the reverse split. No scrip or fractional shares will be issued in connection with the reverse split and any fractional shares will be rounded up to the nearest whole share.

2. The reverse split shall not result in a change of the number of authorized shares of Common Stock or Preferred Stock, the par value of the Common Stock or Preferred Stock, or any modification of the rights of shareholders or the shareholders’ equity of the Corporation.

3. The Corporation shall have the right to purchase and redeem for cash any outstanding position in the Corporation’s Common Stock or Preferred Stock consisting of fewer than 100 shares (“Odd Lots”). The purchase price for any Odd Lot redeemed shall be the fair market value of the shares contained in the Odd Lot, which shall be the closing price of the Common Stock as quoted on the over-the-counter market on the effective date of the reverse split. Any shares so repurchased shall be cancelled and returned to the authorized and unissued shares of the Corporation, and the certificates representing the shares so repurchased shall be cancelled and of no further legal force or effect.

The name and mailing address of the individual who causes this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are Clifford L. Neuman, 6800 N. 79th Street, Suite 200, Niwot, CO. 80503.

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The foregoing Amendment No. 1 to Second Amendment and Restated Articles of Incorporation of Selectis Health, Inc., f/k/a Global Healthcare REIT, Inc. were duly adopted by the stockholders of the Corporation pursuant to Section 16-10a-704 of the Act and the Board of Directors of the Corporation pursuant to Section 16-10a-821 of the Act in the manner prescribed by the Utah Revised Business Corporations Act.

The number of shares of the Corporation issued and outstanding at the time of the adoption of such Amendment No. 1 to Second Amendment and Restated Articles of Incorporation was 26,866,379 and the number entitled to vote thereon was 26,866,379.

At the Annual Meeting of Shareholders at which a quorum was present, the voting on the proposal to approve the reverse split was as follows, to wit:

Class:	Common Voting Stock
Number of Shares Outstanding:	26,866,379
Number of Shares Voting For The Amendment:	14,349,156
Number of Shares Voting Against the Amendment:	857,697
Number of Shares Abstaining:	107,952

Dated this 18th day of August, 2021	Selectis Health, Inc., f/k/a Global Healthcare REIT, Inc.

By:	/s/ Lance Baller
Lance Baller, its CEO

/s/ Clifford L. Neuman
Clifford L. Neuman, Secretary

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